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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement (Nos. 33-60203 and 33-60203-01) on Form S-3, as amended on July 19, 1995, relating to the 12,057,561 Preferred Exchangeable Redemption Cumulative Securities.

                                          ARTHUR ANDERSEN LLP

Stamford, Connecticut,
July 19, 1995